INDEMNIFICATION AGREEMENT

  This Agreement dated February 1, 1994 by and between MERCURY
ACQUISITIONS INC., a Nevada corporation to be renamed VISTA TECHNOLOGIES INC. (the "Company") and MURRAY D. WATSON (the "Indemnified Party").

  WHEREAS, the Indemnified Party has and/or will act as a director, officer, employee, financial advisor and/or agent of the Company; and

  WHEREAS, in consideration of such services, and pursuant to authority of its Board of Directors, the Company has agreed to enter into this Agreement;

  NOW, THEREFORE, the parties hereto agree as follows:

  1. The Company hereby agrees to indemnify and hold harmless the Indemnified Party against any and all losses, claims, damages, judgments, liabilities or costs, including related attorneys' fees and other costs of investigation, preparation, defense and providing evidence, whether or not in connection with litigation in which the Indemnified Party is a party, as and when such losses, claims, damages, judgments, liabilities or costs are incurred, which are directly or indirectly caused by, relating to, based upon or arising out of any act or omission on the part of the Indemnified Party in his or her capacity as a director, officer, employee, financial advisor or agent of the Company or in connection with any transactions undertaken as a result of such relationship, including any actions taken or decisions made as a director, officer, employee, financial advisor or agent with respect thereto. Furthermore, the Company waives its right to bring any claim against the Indemnified Party in connection with any matter caused by, relating to, based upon or arising out of any act or omission on the part of the Indemnified Party in his or her capacity as a director, officer, employee, financial advisor or agent of the Company or in connection with any transactions undertaken as a result of such relationship, other than any actions based on the gross negligence or willful misconduct of the Indemnified Party.

  2. The Indemnified Party shall promptly notify the Company in writing of any action or proceeding (including any governmental investigation) brought or asserted against the Indemnified Party in respect of which indemnity is sought from the Company hereunder, and (subject to clause (c) below) the Company shall promptly assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with the defense thereof. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof if (a) the Indemnified Party shall pay the fees and expenses of such separate counsel or (b) the Company shall have failed promptly to assume the defense of such action or proceeding through counsel reasonably satisfactory to the Indemnified Party or (c) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Company and the Indemnified Party shall have been advised in writing by counsel that there maybe one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Company, in which case the Indemnified Party may elect in writing to employ separate counsel at the expense of the Company (after which the Company shall not

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have the right to defense of such action or proceeding on behalf of such
Indemnified Party), it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time, which firm shall be designated by agreement of all indemnified parties and, if no agreement is reached by the indemnified parties within 15 days of the filing of the relevant complaint, by the Company. The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent (which shall not be unreasonably withheld), but if any such action or proceeding is settled with its written consent, the Company agrees to indemnify and hold harmless the Indemnified Party from and against any loss, claim, damage, or liability (to the extent stated above) by reason of such settlement or judgment.

  3. In order to provide for just and equitable contribution, if a claim for indemnification hereunder is found unenforceable in a final judgment by a court of competent jurisdiction (not subject to further appeal), even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the losses, claims, damages, judgments, liability or costs to which the Indemnified Parties may be subject in accordance with the relative benefits received by, and the relative fault of, the Company in connection with the statements, acts or omissions which resulted in such losses, claims, damages, judgments, liabilities, or costs.

  4. These indemnification provisions shall (i) remain operative and in full force and effect regardless of any termination of the relationship between the Company and the Indemnified Party; (ii) inure to the benefit of any successors, assigns, heirs or personal representative of the Indemnified Party; and (iii) be in addition to any other rights that the Indemnified Party may have.

  IN WITNESS WHEREAS, this Agreement has been executed by the parties hereto on the date first written above.

"Company"           MERCURY ACQUISITIONS, INC.,
              a Nevada corporation to be renamed VISTA TECHNOLOGIES INC.


              By:   /s/ G. Lennart Perlhagen
                    ----------------------------------------
                    G. Lennart Perlhagen
              Title:    President and Chief Executive Officer



"Indemnified Party" /s/ Murray D. Watson
                    -----------------------------------------
                    MURRAY D. WATSON



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